POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, TOUCHSTONE INVESTMENT TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter referred to as the "Trust"), has filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended, a registration statement with respect to the issuance and sale of the shares of the Trust; and

         WHEREAS, the undersigned is a Trustee of the Trust, as indicated beside her name;

         NOW, THEREFORE, the undersigned hereby constitutes and appoints TINA D. HOSKING and DONALD J. WUEBBLING, and each of them, her attorneys for her and in her name, place and stead, to execute and file any registration statements, including but not limited to, registration statements on Form N-1A and Form N-14, amended registration statement or statements and amended prospectus or prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 23rd day of December, 2002.

                                     /s/ Jill T. McGruder
                                     --------------------------------
                                     JILL T. McGRUDER
                                     Trustee

STATE OF OHIO            )
                         ) ss:
COUNTY OF HAMILTON       )

        On the 23rd day of December, 2002,  personally appeared before me, JILL
T. McGruder, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed and delivered the same for the purposes therein expressed.

         WITNESS my hand and official seal this 23rd day of December, 2002.


                                           /s/ Frank L. Newbauer
                                          -----------------------------
                                           Notary Public

                                          Frank L. Newbauer, Attorney at Law
                                          Notary Public, State of Ohio
                                          My Commission Has No Expiration Date
                                          Section 147.03